EXHIBIT 3.5

*181004*
BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Statement of Change of Registered Agent by Represented Entity (PURSUANT TO NRS 77.340)	Filed in the office of Barbara K. Cegaske Secretary of State State of Nevada	Document Number 20160395097-52

Filing Date and Time 09/06/2016 8:28 AM

Entity Number E0474262005-1

This form may be submitted by: the Represented Entity to appoint a new Registered Agent or amend own service of process info. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Represented Entity:
INVO BIOSCIENCE, INC.

2.	Entity File Number: E0474262005-1

3.	This statement of change will have the following effect: (check only one)
☒ Appoints a new agent for service of process (complete 4a or 4b)
☐ Updates contact information of the Represented Entity acting as own agent (complete 4c)

4.	Information in effect upon the filing of this statement: (complete only one section)

a)	Commercial Registered Agent:
REGISTERED AGENT SOLUTIONS, INC.
Name

b)	NoncommerciaI Registered Agent:
Nevada
	Name	City	Zip Code
Nevada
	Street Address	City	Zip Code

Mailing Address (if different from street address)

c)	Title of Office or Other Position within Represented Entity:
Nevada
	Name	City	Zip Code
Nevada
	Street Address	City	Zip Code

Mailing Address (if different from street address)

5.	Signature of Represented Entity: (required)

/s/ Robert J. Bowdring	Robert J. Bowdring, Acting CFO	8/31/16
Authorized Signature		Date

6.	Registered Agent Acceptance: (required)

I hereby accept appointment as Registered Agent for the avove named Entity.

/s/ Adam Saldana	Adam Saldana, Assistant Secretary	8/31/16
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

FEE: $60

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form RA Change by Entity Revised: 1-5-15